Exhibit 99.1

Okta Announces Record Fourth Quarter and Fiscal Year 2018 Financial Results

•	Fiscal year 2018 total revenue grows 62% year-over-year; subscription revenue grows 67% year-over-year

•	Q4 total revenue grows 59% year-over-year; subscription revenue grows 64% year-over-year

•	Q4 operating cash flow margin improves 14 percentage points year-over-year; free cash flow margin improves 17 percentage points year-over-year

SAN FRANCISCO – March 7, 2018 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its fourth quarter and fiscal year ended January 31, 2018.
“We had a record quarter, highlighted by 64 percent subscription revenue growth, acceleration in new customer growth and a 17 percentage point year-over-year improvement in our free cash flow margin”, said Todd McKinnon, chief executive officer of Okta. “The strength in our business was driven by more customers and larger deals as well as increased investments from our existing customers.  As every organization modernizes its business, and has to do so more securely, we continue to gain traction. Identity is becoming a foundational technology, and organizations in every major industry are turning to Okta for our leadership.  Looking forward, we are focused on increasing our share of IT security spend, taking early leadership in the customer identity market, and expanding our leverage with the Okta Integration Network."
Fourth Quarter Fiscal 2018 Financial Highlights:

•	Revenue: Total revenue was $77.8 million, an increase of 59% year-over-year. Subscription revenue was $72.0 million, an increase of 64% year-over-year.

•
Operating Loss: GAAP operating loss was $25.3 million, or 32.6% of total revenue, compared to $18.0 million in the fourth quarter of fiscal 2017, or 36.8% of total revenue. Non-GAAP operating loss was $10.8 million, or 13.9% of total revenue, compared to $12.7 million in the fourth quarter of fiscal 2017, or 25.9% of total revenue.

•
Net Loss: GAAP net loss was $24.7 million, compared to $18.2 million in the fourth quarter of fiscal 2017. GAAP net loss per share was $0.24, compared to $0.93 in the fourth quarter of fiscal 2017. Non-GAAP net loss was $10.1 million, compared to $12.9 million in the fourth quarter of fiscal 2017. Non-GAAP net loss per share was $0.10, compared to $0.66 in the fourth quarter of fiscal 2017.

•
Cash Flow: Net cash provided by operations was $0.2 million or 0.2% of total revenue, compared to cash used in operations of $6.7 million or 13.7% of total revenue, in the fourth quarter of fiscal 2017. Free cash flow was negative $2.2 million, or 2.8% of total revenue, compared to negative $9.8 million, or 20.1% of total revenue, in the fourth quarter of fiscal 2017.

•	Cash, cash equivalents and short-term investments were $229.7 million as of January 31, 2018.

Full Year Fiscal 2018 Financial Highlights:

•	Revenue: Total revenue was $260.0 million, an increase of 62% year-over-year. Subscription revenue was $239.2 million, an increase of 67% year-over-year.

•
Operating Loss: GAAP operating loss was $116.4 million, or 44.8% of total revenue, compared to $83.1 million for fiscal year 2017, or 51.8% of total revenue. Non-GAAP operating loss was $65.7 million, or 25.3% of total revenue, compared to $65.8 million for fiscal year 2017, or 41.0% of total revenue.

•
Net Loss: GAAP net loss was $114.4 million, compared to $83.5 million for fiscal 2017. GAAP net loss per share was $1.38, compared to $4.39 for fiscal year 2017. Non-GAAP net loss was $63.7 million, compared to $66.2 million for fiscal year 2017. Non-GAAP net loss per share was $0.77, compared to $3.48 for fiscal year 2017.

•
Cash Flow: Net cash used in operations was $25.2 million, compared to $42.1 million for fiscal year 2017. Free cash flow was negative $37.2 million, or 14.3% of total revenue, compared to negative $53.8 million, or 33.6% of total revenue, for fiscal year 2017.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and a reconciliation between historical GAAP and non-GAAP information is contained in the tables below.
Fiscal Year 2018 and Recent Business Highlights
During fiscal year 2018 and recently, Okta:

•	Completed its initial public offering in April 2017, receiving proceeds of $194 million, net of underwriting discounts and commissions and other offering expenses.

•	Had record attendance at Oktane17, the company’s annual customer and partner conference. Registration for the conference grew more than 50% over the previous year.

•
Was named a leader by Gartner in its inaugural Magic Quadrant for Access Management, Worldwide and was positioned highest in “ability to execute.” The new report evaluated 15 companies, looking at both on-premises and cloud-delivered solutions.

•
Was named a leader by Forrester Research in The Forrester Wave™: Identity-As-A-Service, Q4 2017 report. The report evaluated seven Identity-as-a-Service (IDaaS) vendors across strategy, market presence and current offering, and Okta was positioned as a Leader, earning the highest ranking in both the “current offering” and “strategy” categories.

•
In February 2018, completed a private offering of convertible senior notes due 2023, receiving proceeds of $334 million net of underwriter discounts and commissions and other offering costs. The Company used approximately $27.6 million of the net proceeds to pay the cost of bond hedge transactions offset by proceeds from warrant transactions.

Financial Outlook:
The guidance below and corresponding growth rates are presented under ASC Topic 606, which the Company adopted on February 1, 2018, using the retrospective method. Please refer to the supplemental tables posted on the Company's investor relations website for updated historical financials under ASC Topic 606.
For the first quarter of fiscal 2019, the Company currently expects:

•	Total revenue of $78 to $79 million, representing a growth rate of 49 to 50% year-over-year

•	Non-GAAP operating loss of $17.1 to $16.1 million

•	Non-GAAP net loss per share of $0.16 to $0.15, assuming shares outstanding of approximately 103 million

For the full fiscal 2019, the Company expects:

•	Total revenue of $343 to $348 million, representing a growth rate of 33 to 35% year-over-year

•	Non-GAAP operating loss of $72.0 to $67.0 million

•	Non-GAAP net loss per share of $0.67 to $0.62, assuming shares outstanding of approximately 106 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share outlook to their most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.
Conference Call Information:
Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on March 7, 2018. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing (888) 245-0988 or (719) 325-2144, using the passcode 8312374.
A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com. A telephonic replay of the conference call will be available through March 21, 2018 and may be accessed by dialing (888) 203-1112 or (719) 457-0820 using the passcode 8312374.

Recently Adopted Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition from contracts with customers (“Topic 606”), which is effective beginning January 1, 2018. Topic 606 supersedes the prior revenue recognition standard ("Topic 605"). The financial information under the heading “Financial Outlook” above is prepared in accordance with Topic 606. Unless otherwise indicated, all other financial information in this release is prepared in accordance with Topic 605.
Under Topic 606, revenue recognition is no longer constrained by the invoicing terms of a contract and will therefore more align with the value delivered by our service over time. Due to the complexity of certain customer contracts, however, the actual revenue recognition treatment required under Topic 606 will depend on contract specific terms and may result in greater variability in revenue from period to period. In addition, under Topic 606, revenue for all professional services will be recognized using proportional performance, which will align the revenue with the related costs as the professional services are delivered. We previously recognized revenue on certain fixed fee professional services upon completion.
Under Topic 606, we will defer all incremental commission costs to obtain customer contracts, including indirect costs that are not tied to a specific contract. These costs will be amortized over a period of benefit that we have determined to be generally five years. Under Topic 605, we deferred only direct and incremental commission costs to obtain a contract and amortized those costs over the contract term, which is generally one to three years.
Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, free cash flow margin, current calculated billings, and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation and amortization of intangible assets and charitable contributions.
Okta believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Okta’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Okta urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Okta’s control. Okta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company's filings and reports with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017, as well as other filings and reports that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our products may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; assertions by third parties that we violate their intellectual property rights could substantially harm our business; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could harm our reputation, create additional liability and adversely impact our financial results; the risk of interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our market; weakened global economic conditions may adversely affect our industry; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Okta’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Okta undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Okta’s views as of any date subsequent to the date of this press release.

Disclaimer
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud connects and protects employees, contractors and partners of many of the world's largest enterprises. It also securely connects enterprises to their customers. With deep integrations to over 5,500 applications, the Okta Identity Cloud enables simple and secure access for any user from any device. Thousands of customers, including 20th Century Fox, Adobe, Dish Networks, Experian, Flex, LinkedIn, and News Corp, trust Okta to help them work faster, boost revenue and stay secure. Okta helps customers fulfill their missions faster by making it safe and easy to use the technologies they need to do their most significant work. Learn more at www.okta.com.

Investor Contact:
Catherine Buan
investor@okta.com
415-604-3346

Media Contact:
Jenna Kozel
press@okta.com
888-722-7871

OKTA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenue
Subscription	$72,035	$44,011	$239,177	$143,136
Professional services and other	5,715	4,809	20,813	17,190
Total revenue	77,750	48,820	259,990	160,326
Cost of revenue
Subscription (1)	15,080	9,688	52,481	34,211
Professional services and other (1)	7,407	5,999	28,274	21,738
Total cost of revenue	22,487	15,687	80,755	55,949
Gross profit	55,263	33,133	179,235	104,377
Operating expenses
Research and development (1)	19,349	10,532	70,821	38,659
Sales and marketing (1)	46,590	31,478	172,973	118,742
General and administrative (1)	14,670	9,090	51,803	30,099
Total operating expenses	80,609	51,100	295,597	187,500
Operating loss	(25,346)	(17,967)	(116,362)	(83,123)
Other income (expense), net	810	(99)	1,682	39
Loss before income taxes	(24,536)	(18,066)	(114,680)	(83,084)
Provision for (benefit from) income taxes	142	158	(321)	425
Net loss	$(24,678)	$(18,224)	$(114,359)	$(83,509)

Net loss per share, basic and diluted	$(0.24)	$(0.93)	$(1.38)	$(4.39)

Weighted-average shares outstanding used to compute net loss per share	100,969	19,596	83,004	19,038
___________________________________
(1)     Amounts include share-based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017

Cost of subscription revenue	$1,437	$562	$4,600	$1,979
Cost of professional services and other revenue	951	393	3,137	1,283
Research and development	5,194	830	18,107	2,992
Sales and marketing	3,952	1,644	13,242	6,029
General and administrative	3,034	1,829	10,774	4,844
Total share-based compensation expense	$14,568	$5,258	$49,860	$17,127

OKTA, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31, 2018	January 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$127,949	$23,282
Short-term investments	101,765	14,390
Accounts receivable, net of allowances of $1,472 and $1,306	52,248	34,544
Deferred commissions	16,481	13,549
Prepaid expenses and other current assets	16,973	7,025
Total current assets	315,416	92,790
Property and equipment, net	12,540	11,026
Deferred commissions, noncurrent	10,971	10,050
Intangible assets, net	11,761	9,155
Goodwill	6,282	2,630
Other assets	10,427	4,984
Total assets	$367,397	$130,635
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable (1)	$9,566	$9,387
Accrued expenses and other current liabilities (1)	6,187	8,363
Accrued compensation (1)	12,374	8,734
Deferred revenue	162,633	108,012
Total current liabilities	190,760	134,496
Deferred revenue, noncurrent	6,034	5,711
Other liabilities, noncurrent (1)	7,017	6,079
Total liabilities	203,811	146,286
Commitments and contingencies
Redeemable convertible preferred stock	—	227,954
Stockholders’ equity (deficit):
Preferred stock	—	—
Class A common stock	7	—
Class B common stock	3	2
Additional paid-in capital	565,653	44,469
Accumulated other comprehensive loss	391	(167)
Accumulated deficit	(402,468)	(287,909)
Total stockholders’ equity (deficit)	163,586	(243,605)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$367,397	$130,635
(1) Certain reclassifications of prior period amounts have been made in our consolidated balance sheets to conform to the current period presentation.

OKTA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended January 31,
	2018	2017
	(unaudited)
Cash flows from operating activities:
Net loss	$(114,359)	$(83,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	7,001	4,568
Stock-based compensation	49,860	17,127
Amortization of deferred commissions	17,584	13,734
Deferred income taxes	(534)	—
Non-cash charitable contributions	708	—
Write-off of intangible assets	1,114	—
Other	719	704
Changes in operating assets and liabilities:
Accounts receivable	(18,321)	(11,993)
Deferred commissions	(21,437)	(19,391)
Prepaid expenses and other assets	(10,128)	(3,422)
Accounts payable (1)	3,505	1,529
Accrued compensation	3,582	1,967
Accrued expenses and other liabilities (1)	521	2,387
Deferred revenue	54,945	34,198
Net cash used in operating activities	(25,240)	(42,101)
Cash flows from investing activities:
Capitalization of internal-use software costs	(5,431)	(5,489)
Purchases of property and equipment and other	(6,550)	(6,253)
Purchases of securities available for sale	(129,086)	—
Proceeds from maturities and redemption of securities available for sale	39,825	12,500
Proceeds from sales of securities available for sale	1,538	6,207
Net cash provided by (used in) investing activities	(99,704)	6,965
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	199,948	—
Payments of deferred offering costs	(4,038)	(1,584)
Proceeds from stock option exercises, net of repurchases, and other	33,646	2,437
Proceeds from shares issued in connection with employee stock purchase plan	8,369	—
Other	(517)	(396)
Net cash provided by financing activities	237,408	457
Effects of changes in foreign currency exchange rates on cash and cash equivalents	487	(120)
Net increase (decrease) in cash, cash equivalents and restricted cash	112,951	(34,799)
Cash, cash equivalents and restricted cash at beginning of period	23,282	58,081
Cash, cash equivalents and restricted cash at end of period	$136,233	$23,282
(1) Certain reclassifications of prior period amounts have been made in our consolidated statements of cash flows to conform to the current period presentation.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Year Ended January 31, 2018
	GAAP	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Non-GAAP
Cost of revenue:
Cost of subscription services	$52,481	$(4,600)	$—	$(4)	$47,877
Cost of professional services	28,274	(3,137)	—	—	25,137
Gross profit	179,235	7,737	—	4	186,976
Gross margin	69%	3%	—	—	72%
Operating expenses:
Research and development	70,821	(18,107)	—	—	52,714
Sales and marketing	172,973	(13,242)	—	—	159,731
General and administrative	51,803	(10,774)	(754)	—	40,275
Operating loss	(116,362)	49,860	754	4	(65,744)
Operating margin	(45)%	20%	—%	—	(25)%
Net loss	$(114,359)	$49,860	$754	$4	$(63,741)
Net loss per share (1)	$(1.38)	$0.60	$0.01	$—	$(0.77)
(1) GAAP and Non-GAAP net loss per common share calculated based upon 83,004 basic and diluted weighted-average shares of common stock.

	Year Ended January 31, 2017
	GAAP	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Non-GAAP
Cost of revenue:
Cost of subscription services	$34,211	$(1,979)	$—	$(190)	$32,042
Cost of professional services	21,738	(1,283)	—	—	20,455
Gross profit	104,377	3,262	—	190	107,829
Gross margin	65%	2%	—	—	67%
Operating expenses:
Research and development	38,659	(2,992)	—	—	35,667
Sales and marketing	118,742	(6,029)	—	—	112,713
General and administrative	30,099	(4,844)	—	—	25,255
Operating loss	(83,123)	17,127	—	190	(65,806)
Operating margin	(52)%	11%	—	—%	(41)%
Net loss	$(83,509)	$17,127	$—	$190	$(66,192)
Net loss per share (1)	$(4.39)	$0.90	$—	$0.01	$(3.48)
(1) GAAP and Non-GAAP net loss per common share calculated based upon 19,038 basic and diluted weighted-average shares of common stock.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2018
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Non-GAAP
Cost of revenue:
Cost of subscription services	$15,080	$(1,437)	$—	$13,643
Cost of professional services	7,407	(951)	—	6,456
Gross profit	55,263	2,388	—	57,651
Gross margin	71%	3%	—	74%
Operating expenses:
Research and development	19,349	(5,194)	—	14,155
Sales and marketing	46,590	(3,952)	—	42,638
General and administrative	14,670	(3,034)	—	11,636
Operating loss	(25,346)	14,568	—	(10,778)
Operating margin	(33)%	19%	—	(14)%
Net loss	$(24,678)	$14,568	$—	$(10,110)
Net loss per share (1)	$(0.24)	$0.14	$—	$(0.10)
(1) GAAP and Non-GAAP net loss per common share calculated based upon 100,969 basic and diluted weighted-average shares of common stock.

	Three Months Ended January 31, 2017
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Non-GAAP
Cost of revenue:
Cost of subscription services	$9,688	$(562)	$(47)	$9,079
Cost of professional services	5,999	(393)	—	5,606
Gross profit	33,133	955	47	34,135
Gross margin	68%	2%	—	70%
Operating expenses:
Research and development	10,532	(830)	—	9,702
Sales and marketing	31,478	(1,644)	—	29,834
General and administrative	9,090	(1,829)	—	7,261
Operating loss	(17,967)	5,258	47	(12,662)
Operating margin	(37)%	11%	—%	(26)%
Net loss	$(18,224)	$5,258	$47	$(12,919)
Net loss per share (1)	$(0.93)	$0.27	$—	$(0.66)
(1) GAAP and Non-GAAP net loss per common share calculated based upon 19,596 basic and diluted weighted-average shares of common stock.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow
	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$155	$(6,702)	$(25,240)	$(42,101)
Less:
Purchases of property and equipment	(980)	(1,606)	(6,550)	(6,253)
Capitalized internal-use software costs	(1,359)	(1,497)	(5,431)	(5,489)
Free Cash Flow	$(2,184)	$(9,805)	$(37,221)	$(53,843)
Net cash provided by (used in) investing activities	$(18,241)	$4,397	$(99,704)	$6,965
Net cash provided by (used in) financing activities	16,041	(5)	237,408	457
Operating Cash Flow Margin	—%	(14)%	(10)%	(26)%
Free Cash Flow Margin	(3)%	(20)%	(14)%	(34)%

Calculated Billings
	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
Total revenue	$77,750	$48,820	$259,990	$160,326
Add:
Deferred revenue, current (end of period)	162,633	108,012	162,633	108,012
Less:
Deferred revenue, current (beginning of period)	(138,460)	(93,103)	(108,012)	(67,818)
Current Calculated Billings	101,923	63,729	314,611	200,520
Add:
Deferred revenue, noncurrent (end of period)(1)	6,034	5,711	6,034	5,711
Less:
Deferred revenue, noncurrent (beginning of period)	(3,188)	(6,715)	(5,711)	(11,707)
Calculated Billings	$104,769	$62,725	$314,934	$194,524

(1) The increase in deferred revenue, noncurrent is primarily attributable to a few customers with multi-year upfront billings.